FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and Chief Financial Officer (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD RESULTS FOR 2007
SALES INCREASED 4%, EPS INCREASED 8%

Atlanta, Georgia, February 19, 2008 — Genuine Parts Company (NYSE: GPC) completed its 80th year of operations and reports record sales and earnings for the year ended December 31, 2007.

Tom Gallagher, Chairman, President and Chief Executive Officer, announced today that sales in 2007 were $10.84 billion, up 4% compared to 2006. Net income for the year was $506.3 million, an increase of 7% compared to $475.4 million in 2006. Earnings per share on a diluted basis were $2.98, up 8% compared to $2.76 in 2006.

Mr. Gallagher stated, “We are pleased to report that 2007 was another year of record sales and earnings, marking 80 years of continued progress for Genuine Parts Company. The Company’s strongest sales improvement came from our two business segments serving the manufacturing sector of the economy. Motion Industries, our Industrial Group, had another very good year, with sales increasing 8%, and EIS, our Electrical/Electronic Group, reported a 7% increase in sales for the year. The Automotive Group and S. P. Richards, our Office Products Group, encountered more difficult market circumstances, with Automotive increasing sales by 2% and our Office Group reporting a 1% sales decrease for the year.”

Mr. Gallagher added, “With another record year behind us, we have now increased sales in 57 of the last 58 years and increased profits in 45 of the last 47 years. We are proud of this steady and consistent growth pattern and we are optimistic about our prospects for continued progress in the year ahead.”

Fourth Quarter 2007

Sales increased 3% to $2.63 billion in the fourth quarter ended December 31, 2007, compared to $2.54 billion for the same period in 2006. Diluted earnings per share in the fourth quarter were 75 cents, up 7% compared to 70 cents per share for the fourth quarter of 2006.

Mr. Gallagher commented, “In the fourth quarter of 2007, our Automotive Group sales were up 2%, our Industrial Group increased sales by 7%, our Electrical/Electronics Group was up 6% and our Office Products Group was down 1%. These results were in-line with our sales performance for the full year.”

Mr. Gallagher concluded, “Although we experienced mixed results among our business segments this past year, we are pleased to operate in four essential and growing industries. We believe that this diversification provides us excellent balance when we look at the company as a whole and as we plan for future growth.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EST to discuss the results of the quarter, the year and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 33880448. A replay will also be available at 800-642-1687, conference ID 33880448, until 12:00 a.m. EST on March 5, 2008.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in our Forms 10-Q and Form 8-K reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,627,269	$2,542,944	$10,843,195	$10,457,942
Cost of goods sold	1,849,063	1,768,403	7,625,972	7,353,447

	778,206	774,541	3,217,223	3,104,495
Selling, administrative & other expenses	574,774	580,464	2,400,478	2,333,579

Income before income taxes	203,432	194,077	816,745	770,916
Income taxes	77,347	74,610	310,406	295,511

Net income	$126,085	$119,467	$506,339	$475,405

Basic net income per common share	$.76	$.70	$2.99	$2.77
Diluted net income per common share	$.75	$.70	$2.98	$2.76
Weighted average common shares outstanding	166,955	170,464	169,129	171,576
Dilutive effect of stock options and
non-vested restricted stock awards	976	985	1,006	910

Weighted average common shares outstanding –
assuming dilution	167,931	171,449	170,135	172,486

Note: The Company reclassified certain warehousing, distribution and handling costs from selling, administrative and other expenses to cost of goods sold for all periods presented. These costs amount to $43 million and $41 million for the three months ended December 31, 2007 and 2006, respectively, and $176 million and $171 million for fiscal years 2007 and 2006, respectively. The reclassification had no effect on sales or net income.

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,274,305	$1,249,466	$5,311,873	$5,185,080
Industrial	828,279	771,163	3,350,954	3,107,593
Office Products	422,123	427,555	1,765,055	1,779,832
Electrical/Electronic Materials	106,902	101,292	436,318	408,138
Other (1)	(4,340)	(6,532)	(21,005)	(22,701)

Total net sales	$2,627,269	$2,542,944	$10,843,195	$10,457,942

Operating profit:
Automotive	$87,490	$78,541	$413,180	$399,931
Industrial	77,432	78,403	281,762	257,022
Office Products	37,729	45,010	156,781	166,573
Electrical/Electronic Materials	7,211	5,446	30,435	22,630

Total operating profit	209,862	207,400	882,158	846,156
Interest expense, net	(4,506)	(6,150)	(21,056)	(26,445)
Other, net	(1,924)	(7,173)	(44,357)	(48,795)

Income before income taxes	$203,432	$194,077	$816,745	$770,916

Capital expenditures	$31,867	$32,889	$115,648	$126,044

Depreciation and amortization	$23,688	$17,932	$87,702	$73,423

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
	2007	2006
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$231,837	$135,973
Trade accounts receivable, net	1,216,220	1,227,805
Merchandise inventories, net	2,335,716	2,236,368
Prepaid expenses and other assets	269,239	234,981

TOTAL CURRENT ASSETS	4,053,012	3,835,127
Goodwill and intangible assets, less accumulated amortization	82,453	62,254
Other assets	212,615	170,343
Net property, plant and equipment	425,989	429,260

TOTAL ASSETS	$4,774,069	$4,496,984

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$989,816	$910,263
Current portion of debt	250,000	-0-
Income taxes payable	45,578	37,899
Dividends payable	60,789	57,552
Other current liabilities	201,793	193,054

TOTAL CURRENT LIABILITIES	1,547,976	1,198,768
Long-term debt	250,000	500,000
Other long-term liabilities	193,147	187,509
Minority interests in subsidiaries	66,230	60,716
Common stock	166,065	170,531
Retained earnings and other	2,550,651	2,379,460

TOTAL SHAREHOLDERS’ EQUITY	2,716,716	2,549,991

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,774,069	$4,496,984

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31,
	2007	2006
	(in thousands)
OPERATING ACTIVITIES:
Net income	$506,339	$475,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,702	73,423
Other	4,521	7,962
Changes in operating assets and liabilities	42,909	(123,290)

NET CASH PROVIDED BY OPERATING ACTIVITIES	641,471	433,500
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(115,648)	(126,044)
Other	28,050	(19,555)

NET CASH USED IN INVESTING ACTIVITIES	(87,598)	(145,599)
FINANCING ACTIVITIES:
Net payments on credit facilities	-0-	(881)
Stock options exercised	10,530	8,677
Excess tax benefits from share-based compensation	4,438	3,005
Dividends paid	(243,244)	(228,052)
Purchase of stock	(241,220)	(123,478)

NET CASH USED IN FINANCING ACTIVITIES	(469,496)	(340,729)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	11,487	(110)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	95,864	(52,938)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	135,973	188,911

CASH AND CASH EQUIVALENTS AT END OF YEAR	$231,837	$135,973